EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NF Energy Saving Corporation (the "Company") for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lihua Wang, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

   (1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period ended September 30, 2012.

NF Energy Saving Corporation

Date: November 13, 2012	By:	/S/ Lihua Wang
Lihua Wang
(Principal Financial and Accounting Officer)